Exhibit 1.1

$ 600,000,000

DELUXE CORPORATION

3½% Senior Notes due 2007

5 1/8% Senior Notes due 2014

Purchase Agreement

September 28, 2004

J.P. Morgan Securities Inc.

Wachovia Capital Markets, LLC

  As Representatives of the

  several Initial Purchasers listed

  in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Deluxe Corporation, a Minnesota corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $325,000,000 principal amount of its 3½% Senior Notes due 2007 (the “2007 Notes”) and $275,000,000 principal amount of its 5 1/8% Senior Notes due 2014 (the “2014 Notes” and together with the 2007 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture (the “Indenture”) dated as of April 30, 2003, between the Company, and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, N.A.), as trustee (the “Trustee”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated September 28, 2004 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum. References herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 99.588% of the principal amount of the 3½% Senior Notes due 2007 and 99.126% of the principal amount of the 5 1/8% Senior Notes due 2014 plus accrued interest, if any, from October 1, 2004 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their resale offering of the

Securities as contemplated by the Offering Memorandum (the “Resale Offering”) except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex A hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(f) and 5(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

2. Payment and Delivery. (a) The closing of the transactions contemplated by this Agreement shall be made at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota 55402 at 8:00 A.M., Minneapolis time, on October 1, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such closing is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a) Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

(b) Incorporated Documents. The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Organization and Good Standing; Capitalization. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Minnesota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”).

(d) Organization and Good Standing; Capitalization. Each of Designer Checks Inc., an Alabama corporation, Direct Checks Unlimited LLC, a Colorado limited liability company, Deluxe Financial Services, Inc., a Minnesota corporation, Paper Payment Services LLC, a Minnesota limited liability company and New England Business Service, Inc., a Delaware corporation (“NEBS”) (collectively, the “Subsidiaries”), has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company which is a corporation has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects.

(e) The Indenture; the Securities. The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity); the Securities have been duly authorized, and when the Securities have been delivered and paid for pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

(f) The Exchange Securities. On the Closing Date, the Exchange Securities will have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered, as contemplated by the Registration Rights Agreement and the Indenture, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

(g) No Consent Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement in connection with the issuance and sale of the Securities or the Exchange Securities by the Company, except (i) such as may be required under state securities laws and (ii) such as may be required by federal and state securities laws and the rules and regulations promulgated thereunder with respect to the Company’s obligations under the Registration Rights Agreement.

(h) No Conflicts; Due Authorization. The execution, delivery and performance of the Indenture and the Registration Rights Agreement by the Company did not and will not, the completion, execution and issuance of each particular Security or Exchange Security by the Company in accordance with the Indenture will not, the sale by the Company of such Security or Exchange Security in accordance with this Agreement or the Registration Rights Agreement and the compliance by the Company with the terms and provisions thereof will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or the charter or bylaws of the Company or any Subsidiary; nor will such actions result in a breach or violation of any of the terms and provisions of any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject which would, individually or in the aggregate, have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement and to authorize, issue and sell the Exchange Securities as contemplated by the Registration Rights Agreement.

(j) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(k) No Default. Neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than those defaults which would not individually or in the aggregate have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation (or Certificate of Incorporation or Certificate of Formation, as the case may be) or By-Laws (or Limited Liability Company Agreements, as the case may be).

(l) Compliance With Environmental Laws. Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), to the knowledge of the Company owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which is reasonably expected to lead to such a claim.

(m) Legal Proceedings. Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Company’s knowledge, no such actions, suits or proceedings are threatened.

(n) Financial Statements. The financial statements and the related notes thereto included in or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated Subsidiaries or of NEBS, as applicable, as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the schedules incorporated by reference into the Preliminary Offering Memorandum and the Offering Memorandum present fairly the information required to be stated therein; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, the assumptions underlying such pro forma financial information are reasonable and are set forth in the Preliminary Offering Memorandum and the Offering Memorandum in all material respects.

(o) No Material Adverse Change. Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, since the date of the latest audited financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum there has been no material adverse change, nor any development or event that could reasonably be expected to result in a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole.

(p) Investment Company Act. The Company is not required to register as and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Offering Memorandum and the Offering Memorandum, will not be required to register as an “investment company,” as defined in the Investment Company Act of 1940.

(q) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and Deloitte & Touche LLP, who have certified certain financial statements of NEBS, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(r) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(s) No Integration. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(t) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts of the Securities within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(u) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(v) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(w) Title to Real and Personal Property. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the Company and the Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) Title to Intellectual Property. The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and the conduct of their businesses will not conflict in any material respect with any such rights of others, except where the failure to own or possess such rights or such conflict would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except for any notices or conflicts that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y) Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Preliminary Offering Memorandum and the Offering Memorandum, none of the Company or the Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where failure to receive such renewal would not, individually or in the aggregate, have a Material Adverse Effect.

4. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Amendments or Supplements. At any time prior to the completion of the Resale Offering or prior to the termination of this Agreement (the “Covenant Period”), the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of any proposed amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum or document to be incorporated by reference therein for review before making or distributing any such amendment or supplement or filing with the Commission any such document.

(c) Notice to the Representative. During the Covenant Period, the Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable best efforts to seek the withdrawal thereof.

(d) Ongoing Compliance of the Offering Memorandum. During the Covenant Period, if (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission any document to be incorporated by reference therein and furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(e) Blue Sky Compliance. The Company will cooperate with the Initial Purchasers to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the Resale Offering; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(f) Clear Market. During the period from the date hereof through and including the later of (i) the termination of trading restrictions for such Securities, as notified to the Company by the Representatives and (ii) the Closing Date for such Securities, but in no event later than 30 days after the date of this Agreement, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading “Use of Proceeds”.

(h) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(j) No Resales by the Company. Until the issuance of the Exchange Securities, the Company will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of their affiliates and resold in a transaction registered under the Securities Act.

(k) No Integration. None of the Company or any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(l) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts of the Securities within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(m) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(n) Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

5. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Material Adverse Change; No Downgrade. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event that could reasonably be expected to result in a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum; and (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications).

(c) Officer’s Certificate. The Representative shall have received, on and as of the Closing Date, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has reviewed the Offering Memorandum and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraph (b) above.

(d) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(e) Opinion of Counsel for the Company. (i) Dorsey & Whitney LLP, counsel for the Company and (ii) Anthony C. Scarfone, General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B-1 and B-2 hereto, respectively.

(f) Opinion of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(h) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(i) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(j) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(k) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company will indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum, or any amendment or supplement thereto, or any related preliminary offering memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable to such Initial Purchaser in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission or alleged omission made in any of such documents which (i) is made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Initial Purchaser has notified the Company in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below; or (ii) is corrected in any amendment or supplement to the Offering Memorandum, provided that the Company has performed each of its obligations under Section 4 in respect of such amendment or supplement and, to the extent that an offering memorandum relating to the Securities was required to be delivered by such Initial Purchaser under the Securities Act, such Initial Purchaser, having been furnished by or on behalf of the Company with copies of the Offering Memorandum as so amended or supplemented, thereafter fails to deliver such amended or supplemented Offering Memorandum prior to or concurrently with the sale of the Securities to the person asserting such loss, claim, damage or liability.

(b) Indemnification of the Company. Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Company, its affiliates, directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum or any amendment or supplement thereto, or any related preliminary offering memorandum, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or the other indemnified parties specified in this Section 6(b) in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Initial Purchaser has notified the Company in writing that such information should no longer be used therein. It being understood and agreed that the only information that is covered by this Section 6(b) furnished by any Initial Purchaser consists of the following information in the Offering Memorandum furnished (1) on behalf of each Initial Purchaser: the third sentence of the eighth paragraph and the ninth paragraph of the section in the Offering Memorandum entitled “Plan of Distribution” and (2) on behalf of each Representative eleventh paragraph of the section in the Offering Memorandum entitled “Plan of Distribution”.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section 6 (the “Indemnified Person”) of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above (the “Indemnifying Person”), notify the Indemnifying Person of the commencement thereof in writing; but the omission so to notify the Indemnifying Person will not relieve the Indemnifying Person from any liability which it may have to any Indemnified Person except to the extent it is materially prejudiced as a proximate result of such failure; and provided, that the failure to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have to an Indemnified Person otherwise than under this Section 6. In case any such action, suit or proceeding is brought against any Indemnified Person, and it notifies the Indemnifying Person of the commencement thereof, the Indemnifying Person will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person), and after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person will not be liable to such Indemnified Person under this Section 6 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its affiliates, officers, directors and any control persons of the Company shall be designated in writing by the Company. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened action in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person unless such settlement includes an unconditional release of such Indemnified Person from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

(d) Contribution; Limitation on Liability. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and any Initial Purchaser on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and any Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated in the Offering Memorandum or necessary in order to make the statements therein not misleading relates to information supplied by the Company or such Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Person as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Company exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Initial Purchaser in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Initial Purchaser pursuant to this Agreement bears to the total amount of such Securities distributed to the public through all of the Initial Purchasers pursuant to this Agreement, and not joint.

(e) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

If the sale to the Initial Purchasers of the Securities, as contemplated by this Agreement, is not consummated by the Initial Purchasers for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided by Sections 6 and 9 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 6 hereof).

8. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agree to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and other parties specified by the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and other parties specified by the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then subject to the following sentence, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof as applied to the Company and the Initial Purchasers shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof, if any; (iii) the costs of reproducing and distributing each of this Agreement, the Indenture, the Registration Rights Agreement, the Securities or the Exchange Securities; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. Except as otherwise provided herein, the Initial Purchasers will pay all of their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, the fees and expenses of their counsel.

(b) If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

11. Survival. Unless otherwise provided herein, the respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended and (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

13. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212 834 6081); Attention: Investment Grade Syndicate Desk. Notices to the Company shall be given to them at Deluxe Corporation, 3680 Victoria St. N, Shoreview, Minnesota 55126, (fax: (651) 787-2749); Attention: General Counsel.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

DELUXE CORPORATION

By	/s/ Raj Agrawal
	Title:	Vice President/Treasurer

Accepted: September 28, 2004

J.P. MORGAN SECURITIES INC.

WACHOVIA CAPITAL MARKETS, LLC

For themselves and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.

By	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Vice President

WACHOVIA CAPITAL MARKETS, LLC

By	/s/ Kent Phillips
	Name:	Kent Phillips
	Title:	Director

Schedule 1

Initial Purchaser	Principal Amount of 2007 Notes	Principal Amount of 2014 Notes
J.P. Morgan Securities Inc.	$130,000,000	$110,000,000
Wachovia Capital Markets, LLC	$65,000,000	$55,000,000
BNY Capital Markets, Inc.	$65,000,000	$55,000,000
Credit Suisse First Boston LLC	$26,000,000	$22,000,000
Fifth Third Securities, Inc.	$10,833,000	$9,167,000
Mitsubishi Securities International plc	$10,833,000	$9,166,000
U.S. Bancorp Investments, Inc.	$10,834,000	$9,167,000
BNP Paribas Securities Corp.	$3,250,000	$2,750,000
NatCity Investments, Inc.	$3,250,000	$2,750,000

Total	$325,000,000	$275,000,000

ANNEX A

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex B-1

[Form of Opinion of Counsel for the Company]

(a) The Company is validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power to own its properties and conduct its business as described in the Offering Memorandum as amended or supplemented to date;

(b) The Indenture has been duly authorized by all requisite corporate action, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Indenture has been duly qualified under the Trust Indenture Act;

(c) The Securities have been duly authorized, executed, and when duly authenticated and issued by the Company in accordance with the terms of the Indenture and delivered and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Securities conform to the descriptions thereof in the Offering Memorandum as amended or supplemented;

(d) The Exchange Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

(e) No consent, approval, authorization, or order of, and no notice to or filing with any governmental agency or body or any court is required to be obtained or made by the Company for the issue and sale of the Securities and the Exchange Securities, except such as have been obtained or made under the Securities Act and the Trust

Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required (i) under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement;

(f) This Agreement and the Registration Rights Agreement have been duly authorized by all requisite corporate action, executed and delivered by the Company and constitute a valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, subject to, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(g) The statements set forth in the Offering Memorandum under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Plan of Distribution,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate in all material respects;

(h) The issuance and sale of the Securities and the Exchange Securities and the compliance by the Company with all of the provisions of the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement and this Agreement will not violate any law of the United States or the State of Minnesota, any rule or regulation of any governmental authority or regulatory body of the United States or the State of Minnesota known to us and applicable to the Company;

(i) The Company is not required to register as, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum will not be required to register as, an “investment company”, as such term is defined in the Investment Company Act;

(j) Assuming the accuracy of the representations and warranties and agreements of the Company and the Initial Purchasers contained in this Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act; and

Such counsel shall also state, in this opinion or in a separate letter, that, while they have not themselves checked the accuracy or completeness of or otherwise verified, and are not passing upon, and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, except for those referred to in opinion (g) above, in the course of their preparation, review and discussion of the contents of the Offering Memorandum with certain officers and employees of the Company and its independent accountants, but without independent check or verification (except as set forth above), nothing has come to the attention of such counsel to cause such counsel to believe that the Preliminary Offering Memorandum, as of its date, contained any untrue statement of a material fact or omitted to state a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Offering Memorandum or any amendment or supplement thereto, as of its date and the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules or other financial information therein or incorporated by reference therein, as to which such counsel need express no belief); provided, however, that, (x) the statements contained in such opinions relating to the Offering Memorandum shall relate to the Offering Memorandum, as amended or supplemented as of the date of the Company’s acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities; and (y) such opinion shall relate to the Securities being delivered on the date of such opinion and not to other Securities as well.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

The opinion of Dorsey & Whitney LLP described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

Annex B-2

[Form of Opinion of General Counsel of the Company]

(a) Each of the Company’s Subsidiaries have been duly incorporated or formed (other than NEBS, to which counsel need express no opinion) and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, with corporate power to own its properties and conduct its business as described in the Offering Memorandum as amended or supplemented to date;

(b) The Company has an authorized capitalization as set forth in the Offering Memorandum as amended or supplemented;

(c) To the best of such counsel’s knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its Subsidiaries taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened by governmental authorities or by others;

(d) The issue and sale of the Securities and the Exchange Securities and the compliance by the Company with all of the provisions of the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement and this Agreement will not violate or conflict with the Articles of Incorporation (or Certificate of Incorporation or Certificate of Formation, as the case may be) or By-laws (or Limited Liability Company Agreements, as the case may be) of the Company or any Subsidiary, or any judgment, order or decree known to such counsel and applicable to the Company of any court, governmental authority or arbitrator. The issue and sale of the Securities and the Exchange Securities and the compliance by the Company with all of the provisions of the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement and this Agreement will not violate or conflict with any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound, except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its Subsidiaries taken as a whole; and

(e) The documents incorporated by reference in the Offering Memorandum as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were so filed contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

The opinion of such counsel described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

Exhibit A

[Form of Registration Rights Agreement]